EXHIBIT C

THE STATE TREASURY OF

THE REPUBLIC OF POLAND

Represented by

THE MINISTER OF FINANCE
$[●] [●]% Notes due [●]

Underwriting Agreement

[●]

To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

The State Treasury of the Republic of Poland, represented by the Minister of Finance (the “State Treasury”), proposes to issue and sell to the several Underwriters listed in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), a principal amount of [●]% Notes due [●] identified in Schedule I hereto (the “Securities”).  The Securities will be issued pursuant to the fiscal agency agreement specified in Schedule I hereto (the “Fiscal Agency Agreement”) among the State Treasury, the fiscal agent identified in such schedule (the “Fiscal Agent”) and the Luxembourg listing and paying agent identified in such schedule (the “Listing Agent”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto as Representatives, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

The State Treasury hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities as follows:

1.   Registration Statement.  The State Treasury has (a) prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement, including a prospectus (the “Base Prospectus”) relating to certain debt securities to be issued from time to time by the State Treasury and (b) also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities.  As used herein, “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including its exhibits and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date  (as defined below) and any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined below).  As used herein, “Effective Date” shall mean each date and time that the Registration Statement or any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement (as defined below) became or becomes effective.  The Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities that was first filed pursuant to Rule 424(b) after the Time of Sale (as defined below), is hereinafter referred to as the “Prospectus”.  If the State Treasury has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, the Base Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein which were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be.  Any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement or the date of the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the State Treasury had prepared the following information (collectively with the information set forth on or attached to Annex A, the “Time of Sale Information”): the Base Prospectus, the preliminary prospectus dated [●], and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed as part of the Time of Sale Information.

2.   Purchase of the Securities by the Underwriters.  (a) The State Treasury agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the State Treasury the respective principal amounts of Securities set forth opposite such Underwriter’s name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

(b)      The State Treasury understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the

Securities on the terms set forth in the Prospectus.  The State Treasury acknowledges and agrees that the Underwriters may offer and sell their respective Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.  Each Underwriter severally represents and warrants to, and agrees with, the State Treasury that it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c)      Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the State Treasury to the Representatives at 10:00 A.M., New York City time on the Closing Date (as defined below), at the place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as the Representatives and the State Treasury may agree in writing).  The time and date of such payment and delivery is referred to herein as the “Closing Date”.  As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.

(d)      Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more global notes representing the Securities (the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the State Treasury.  The original Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

3.    Representations and Warranties of the State Treasury.  The State Treasury represents and warrants to each Underwriter that:

(a)      Preliminary Prospectus.  No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(b)      Time of Sale Information.  (i) The Time of Sale Information and (ii) each electronic roadshow, when taken together as a whole with the Time of Sale Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the State Treasury makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)      Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus (as defined below) complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the preliminary prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(d) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided that the State Treasury makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.  As used herein, “Issuer Free Writing Prospectus” shall have the meaning specified in Rule 433 of the Securities Act.

(d)      Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted against the State Treasury or, related to the offering has been initiated or threatened by the Commission.  As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and on each Effective Date did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(e)     Incorporated Documents.  The documents expressly incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented, when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)       No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the financial, economic or political condition of the Republic of Poland (“Poland”) otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(g)      Due Authorization.  The issuance and sale of the Securities have been duly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the State Treasury entitled to the benefits provided by the Fiscal Agency Agreement.  The execution of the Fiscal Agency Agreement by the State Treasury has been duly authorized and, when executed and delivered by the State Treasury and the Fiscal Agent, the Fiscal Agency Agreement will constitute a valid and binding instrument and the Securities and the Fiscal Agency Agreement will conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(h)      The Securities.  The Securities, when issued, delivered and paid for by the Underwriters pursuant to this Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, will constitute general and unsecured obligations of Poland, the full faith and credit of which will be pledged for the due and punctual payment of the principal of, and interest on, the Securities and for the performance of all obligations of the State Treasury with respect thereto and the Securities will rank pari passu in right of payment with all other present and future unsecured obligations of Poland, except for such obligations as may be preferred by mandatory provisions of applicable law.

(i)   Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the State Treasury.

(j)   No Violation.  Each of the State Treasury and Poland is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the State Treasury or Poland, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the State Treasury or Poland is a party or by which it or any of its properties is bound, except for violations and defaults which individually or in the aggregate are not material to the State Treasury and Poland and which do not have a material adverse effect on the performance by the State Treasury of its obligations under the Securities, the Fiscal Agency Agreement and this Agreement; the issue and sale of the Securities and the performance by the State Treasury of its obligations under the Securities, the Fiscal Agency Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the State Treasury or Poland, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the State Treasury or Poland is a party or by which the State Treasury or Poland is bound or to which any of the property or assets of the State Treasury or Poland is subject; and no additional consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the State Treasury of the transactions contemplated by this Agreement or the Fiscal Agency Agreement except (i) the order of the Minister of Finance described in subsection (ii) of Section 5(i) hereof and (ii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(k)      No Default.  No event has occurred or circumstance arisen which, had the Securities already been issued, might reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an event described under “Description of the Securities Default; Acceleration of Maturity” in the Prospectus; and the State Treasury is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding Public External Indebtedness; and neither the execution and delivery of, nor the compliance with, this Agreement, the Fiscal Agency Agreement or the Securities will conflict with, or constitute a breach or a default under, any such agreement or instrument to which the State Treasury is a party or by which it is bound.

(l)   Legal Proceedings.  Except as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the knowledge of the State Treasury, threatened or contemplated against or affecting Poland which, if determined adversely to Poland, could individually or in the aggregate reasonably be expected to have, a material adverse effect on the financial, economic or political condition of Poland; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations, contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement, the Time of the Sale Information or the Prospectus which are not filed or described as required.

(m)     Sale of Securities.  Immediately after any sale of Securities by the State Treasury hereunder, the aggregate amount of Securities which have been issued and sold by the State

Treasury hereunder and of any securities of the State Treasury (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement.

(n)      Private and Commercial Acts.  The execution, delivery and performance of this Agreement, the Fiscal Agency Agreement and the other documents referred to therein, and the issue, offer and sale of the Securities and the performance of the terms thereof by the State Treasury, constitute private and commercial acts rather than public or governmental acts.  To the extent the State Treasury or Poland has in this Agreement, the Fiscal Agency Agreement and in the Securities waived immunity from suit, execution, attachment or other legal process, it represents and warrants that neither the State Treasury, Poland nor any of their respective properties have, in relation to the execution, delivery and performance of such agreement by the State Treasury and the issue, offer and sale of the Securities and the performance of the terms thereof by the State Treasury, any immunity from suit, execution, attachment or other legal process in Poland, except as described in the Prospectus under “Enforceability of Judgments” and as provided in the opinions referred to in Sections 5(f) and (g) hereof.  The waivers of immunity by the State Treasury contained in this Agreement, the Fiscal Agency Agreement and the Securities, the appointment of the process agent in this Agreement, the Fiscal Agency Agreement and the Securities and the consent by the State Treasury to the jurisdiction of the courts specified in this Agreement, the Fiscal Agency Agreement and the Securities and the provision that the laws of the State of New York shall govern this Agreement, the Fiscal Agency Agreement and the Securities are (or, in the case of the Securities, will be, upon due execution, issue, delivery and authentication thereof by the Fiscal Agent under the Fiscal Agency Agreement and the payment therefor by the Underwriters) irrevocably binding on the State Treasury.  Subject to the legal opinion of the Director of the Legal Department, Ministry of Finance of Poland referred to in Section 5(f) hereof, provided the requirements set forth in the Prospectus under “Enforceability of Judgments” are met, any judgment against the State Treasury in relation to any of this Agreement, the Fiscal Agency Agreement or the Securities in the courts specified in this Agreement, the Fiscal Agency Agreement and the Securities will be recognized in the courts of Poland and, upon institution of an ordinary civil action to enforce such judgment, will be enforceable in Poland.

(o)      No Conflicts.  This Agreement and the Fiscal Agency Agreement are, and the Securities, upon the due execution, authentication, issue and delivery thereof and payment therefor by the Underwriters, will be, in proper legal form under the laws of Poland for the enforcement thereof in Poland against the State Treasury and contain no provision which is contrary to the laws of Poland or public policy of Poland or which would not for any reason be upheld by the courts of Poland.

(p)      Validation.  To ensure the legality, validity, enforceability or admissibility in evidence in Poland of any of this Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that any of this Agreement, the Fiscal Agency Agreement or the Securities or any other document or instrument be registered, recorded or filed with any court or other authority in Poland or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any of this Agreement, the Fiscal Agency Agreement or the Securities (except for court fees and taxes incurred in connection with enforcement proceedings).

(q)      International Lending Institutions.  Poland is a member of the International Monetary Fund (“IMF”), the European Bank for Reconstruction and Development and the European Investment Bank and is eligible to use the general resources of the IMF.

(r)   Taxes.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus under “Taxation - Polish Tax Considerations” with respect to possible application of Polish stamp tax, when issued, the Securities and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of Poland and all payments on the Securities will be made by the State Treasury without withholding or deduction for or on account of any and all taxes, duties or other charges of whatever nature (including, without limitation, income taxes) imposed by Poland or any subdivision or authority thereof or therein having power to tax except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than merely by holding such Securities or receiving payments thereon.

(s)      Issuance of Securities.  The Securities are being issued pursuant to Article [●] of the Budget Act for [●], the order of the Minister of Finance described in subsection (ii) of Section 5(i) hereof and the Letter of the Issue No. [●] of the Minister of Finance and the issue of the Securities will not violate any monetary limit prescribed by Polish law.

(t)   Eligibility.  The State Treasury meets the requirements for the use of Schedule B under the Securities Act, is a “seasoned foreign government” within the meaning of Release No. 33-6424 under the Securities Act relating to delayed offerings by foreign governments or political subdivisions thereof and has filed with the Commission the Registration Statement, including the form of Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities.

4.   Further Agreements of the State Treasury.  The State Treasury covenants and agrees with each of the several Underwriters as follows:

(a)      Required Filings.  The State Treasury will use its best efforts to cause the Registration Statement, if not effective on the date hereof, and any amendment thereto, to become effective at the earliest possible time thereafter.  Prior to the termination of the offering of the Securities, the State Treasury will not file any amendments of the Registration Statement (including the Prospectus or any preliminary prospectus) or the Time of Sale Information unless the State Treasury has furnished the Underwriters with a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  Subject to the foregoing sentence, the State Treasury will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) and Rule 430A under the Securities Act and, within the time period prescribed by such Rules, will promptly provide evidence satisfactory to the Underwriters of such timely filing and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)     Delivery of Copies.  The State Treasury will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each other Underwriter (A) a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with the sales of the Securities by any Underwriter or dealer.

(c)      Free Writing Prospectus.  The State Treasury agrees that, unless it has or shall have obtained the prior written consent of the Representatives and each Underwriter, severally and not jointly, agrees with the State Treasury that, unless it has or shall have obtained, as the case may be, the prior written consent of the State Treasury, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the State Treasury with the Commission or retained by the State Treasury under Rule 433 of the Securities Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Annex A hereto and any electronic road show; provided further that the prior written consent of the State Treasury shall not be required for any Bloomberg screen or similar electronic communication providing for certain ratings or proposed terms of the Securities or relating to administrative or procedural matters in connection with the offering of the Securities.  Any such free writing prospectus consented to by the Representatives or the State Treasury is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The State Treasury agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(d)      Amendments or Supplements; Issuer Free Writing Prospectus.  The State Treasury agrees to prepare a final term sheet, containing solely a description of the final terms of the securities and the offering thereof, in the form approved by the Representatives and attached as Schedule I hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the State Treasury will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing

Prospectus, amendment or supplement for review, and will not file any such proposed amendment or supplement to which the Representatives reasonably object.

(e)      Notice to the Representatives.  The State Treasury will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from Commission relating to the Registration Statement or any other request by the Commission for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances when, respectively, the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vii) of the receipt by the State Treasury of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the State Treasury of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or, to the State Treasury’s knowledge, the initiation or threatening of any proceeding for such purpose; and, to the extent the same is within its control, to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Securities, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof.

(f)   Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with Polish or United States law, the State Treasury will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with such law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with Polish and United States law, the State Treasury will immediately notify the Underwriters thereof and forthwith to prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with such law.

(g)      Marketability. Between the date hereof and the Closing Date (both dates inclusive), the Minister of Finance of Poland will not without the prior approval of the Representatives, such approval not to be unreasonably withheld, make any official announcement which would have a material adverse effect on the marketability of the Securities.

(h)      Taxes.  The State Treasury will pay any stamp duty or other issue, transaction, value added or similar tax, fund or duty payable in Poland, the United Kingdom or the United States (including court fees) in relation to any transaction carried out pursuant to this Agreement, or the Fiscal Agency Agreement or in connection with the issue and sale of the Securities to the Underwriters or the enforcement of this Agreement.

(i)   Blue Sky Compliance.  To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the State Treasury shall not be required to file a general consent to service of process in any jurisdiction or take any other action which would expose it to taxation or service of process in suits other than those arising out of the offering or sale of the Securities.

(j)   Statement of Revenues and Expenditure.  The State Treasury will make generally available to its securityholders and to the Representatives, as soon as practicable after the close of its first fiscal year beginning after the date of this Agreement, a statement in reasonable detail in the English language of its revenues and expenditures for such fiscal year which shall satisfy the provisions of Section 11(a) of the Securities Act.

(k)      Clear Market.  During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the State Treasury will not offer, sell, contract to sell or otherwise dispose outside Poland, or announce the offering, of any debt securities issued or guaranteed by Poland which are substantially similar to the Securities.

(l)   Use of Proceeds.  Poland will use the net proceeds received by the State Treasury from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(m)     Exchange Listing.  The State Treasury will use its reasonable best efforts to cause the Securities to be listed on the Luxembourg Stock Exchange.

(n)      Record Retention.  The State Treasury will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)      Expenses.  Except as otherwise agreed with the Representatives, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Fiscal Agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate, (iv) related to any filing with Financial Industry Regulatory Authority, Inc., (v) incurred in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Fiscal Agency Agreement, the preliminary and supplemental blue sky memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Time of Sale Information and the Prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Securities, (vii) incurred by the State Treasury in connection with a “road show” presentation to potential investors, (viii) of any transfer agent, (ix) incurred in connection with the application for and approval of the Securities for listing on the Luxembourg Stock Exchange and (x) of counsel to the State Treasury.

5.   Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the State Treasury of its obligations hereunder and to the following additional conditions:

(a)      Registration Compliance; No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect and no proceedings for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus, and any such supplement, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)      Representations and Warranties.  The representations and warranties of the State Treasury contained herein being true and correct on and as of the Closing Date as if made on and as of the Closing Date and the State Treasury shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)      No Downgrade.  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any surveillance or review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by Poland by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(d)      No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement there shall not have been any event or condition of a type described in Section 3(f) hereof that shall have occurred or shall exist or change or any development involving a prospective material adverse change, in or affecting the financial, economic or political condition of Poland otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus (excluding any amendment or supplement thereto).

(e)      Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of the Undersecretary of State of the Ministry of Finance of Poland satisfactory to the Representatives (i) confirming that such representative has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such representative, the representations set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the State Treasury in this Agreement are true and correct and that the State Treasury has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in subsections (a) through (c) of this Section 5 and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial, economic or political condition of Poland except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(f)   Opinion of the Director of the Legal Department, Ministry of Finance.  The Director of the Legal Department, Ministry of Finance shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Annex B hereto.

In rendering such opinions, the Director may rely (A) as to matters involving the application of U.S. federal or New York State laws, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon the opinion of White & Case LLP, U.S. counsel to the State Treasury, described below; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the State Treasury and certificates or other written statements of officials of jurisdictions having custody of documents relating to the State Treasury.

The opinion of the Director of the Legal Department, Ministry of Finance, described above shall be rendered to the Underwriters at the request of the State Treasury and shall so state therein.

(g)      Opinion of Counsel for the State Treasury.  White & Case LLP, United States counsel for the State Treasury, and White & Case, W. Daniłowicz, W. Jurcewicz i Wspólnicy—Kancelaria Prawna Spółka Komandytowa, Polish counsel for the State Treasury, shall have furnished to the Representatives their written opinions, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Annex C and Annex D hereto, respectively.

In rendering such opinions, such counsel may rely as to material factual matters; to the extent such counsel deems proper, on certificates of responsible officers of the State Treasury and certificates or other written statements of officials of jurisdictions having custody of documents relating to the State Treasury and Poland.

The opinions of White & Case LLP, United States counsel for the State Treasury, and White & Case, W. Daniłowicz, W. Jurcewicz i Wspólnicy—Kancelaria Prawna Spółka Komandytowa, Polish counsel for the State Treasury, described above shall be rendered to the Underwriters at the request of the State Treasury and shall so state therein.

(h)      Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and letter of Cravath, Swaine & Moore LLP, U.S. counsel to the Underwriters, with respect to the validity of the Fiscal Agency Agreement and the Securities and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(i)   Letters and Documents.  The Representatives shall have received the following documents (together with certified English translations thereof):

                (i)   the Budget Act for [●] of [●] (as amended) (exclusive of tables, which shall be provided in Polish);

    (ii)      the Order of the Minister of Finance of December 15, 2010 on the conditions of issuing treasury bonds to be offered on foreign markets;

    (iii)     Art. 3.2a in connection with Art. 21.1 point 130 of the Personal Income Tax Act of July 26, 1991 (as amended) and Art. 3.2 in connection with Art. 17.1 point 50 of the Corporate Income Tax Act of February 15, 1992 (as amended); and

               (iv)      the Letter of the Issue No. [●] of the Minister of Finance.

(j)   Additional Documents.  On or prior to the Closing Date, the State Treasury shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

6.   Indemnification and Contribution.

(a)      Indemnification of the Underwriters.  The State Treasury agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use therein.  The State Treasury further agrees to indemnify and hold harmless each Underwriter against any requirement to pay any stamp duty or other issue, transaction, value added or similar tax, fund or duty payable in Poland, the United Kingdom or the United States (including court fees) in relation to any transaction carried out pursuant to this Agreement, or the Fiscal Agency Agreement or in connection with the issue and sale of the Securities to the Underwriters or the enforcement of this Agreement.  This indemnity agreement will be in addition to any liability which the State Treasury may otherwise have.

(b)     Indemnification of the State Treasury.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the State Treasury and its officials and authorized representatives who signed the Registration Statement to the same extent as the foregoing indemnity from the State Treasury to each Underwriter, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the State Treasury in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the

Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Time of Sale Information, or any preliminary prospectus.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The State Treasury acknowledges that the information set forth in the table in the first paragraph under the heading “Underwriting” of the preliminary prospectus constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)      Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, also be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iv) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person.  It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of Underwriters shall be designated in writing by the Representatives named in Schedule I hereto and any such separate firm for the State Treasury and its officials and authorized representatives who sign the Registration Statement shall be designated in writing by the State Treasury. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an

Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)      Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the State Treasury on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the State Treasury on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the State Treasury on the one hand and the Underwriters on the other shall be deemed to be in the same relative proportions as the net proceeds from the offering (before deducting expenses) received by the State Treasury and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the State Treasury on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the State Treasury or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)      Limitation on Liability.  The State Treasury and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Securities set forth opposite their names in Schedule II hereto, and not joint.

(f)   Non-Exclusive Remedies.  The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)      Survival.  The provisions of Section 11 hereof and the indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the State Treasury set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the State Treasury or its ministers and (iii) acceptance of and payment for any of the Securities.

7.   No Fiduciary Duties. The State Treasury acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the State Treasury and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the State Treasury, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the State Treasury, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the State Treasury shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the State Treasury.  The State Treasury waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

8.   Termination.  Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of  the Representatives, by notice given to the State Treasury, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (ii) trading of any securities issued or guaranteed by Poland shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or Poland shall have been declared by U.S. Federal, New York State or Polish authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside of the United States or Poland, or a material adverse change in the general economic, political or financial conditions in the United States or Poland the effect of which on financial markets is as such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

9.   Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.      Defaulting Underwriter.  If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter.  If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date and arrangements satisfactory to the Representatives and the State Treasury for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the State Treasury.  In any such case either the Representatives or the State Treasury shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.      Reimbursement of Underwriters Fees.  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the State Treasury to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the State Treasury shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, except as otherwise agreed with the Representatives, the State Treasury agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.      Persons Entitled to the Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the State Treasury, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.      Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  This agreement has been executed in the Polish and English languages and each of these texts is authentic.  To the extent that there is any discrepancy between the Polish and English texts, the English version shall prevail.

14.      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

15.      Waiver and Submission to Jurisdiction.  (a)  The State Treasury irrevocably submits to the jurisdiction of any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of  Manhattan, the City of New York, New York, United States, and any appellate court from any thereof, and to the jurisdiction of any Polish court with respect to actions brought against it as a defendant and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement.  The State Treasury irrevocably waives, to the fullest extent permitted by law, any immunity and any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts on the grounds of venue or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Such waiver of immunity constitutes only a limited and specific waiver for the purposes of this Agreement and Securities and in relation to such courts and under no circumstances shall it be interpreted as a general waiver by the State Treasury or a waiver with respect to proceedings unrelated to this Agreement and the Securities or in other courts. Poland reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal or state securities law. Poland does not waive any immunity in respect of present or future “premises of the mission” as such term is defined in the Vienna Convention on Diplomatic Relations signed in 1961, or “consular premises” as such term is defined in the Vienna Convention on Consular Relations signed in 1963 or military property or military assets of Poland related thereto.  The State Treasury agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by this Agreement.

(b)      The State Treasury agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the State Treasury in any court of the State of New York or any U.S. Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, may be made upon the Consul General of the Republic of Poland, 233 Madison Avenue, New York, NY 10016, whom the State Treasury irrevocably appoints as its authorized agent for service of process.  The State Treasury represents and warrants that such person has agreed to act as the State Treasury’s agent for service of process. The State Treasury agrees that such appointment shall be irrevocable until the irrevocable appointment by the State Treasury of a successor in the City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The State Treasury further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If such person shall cease to act as the agent for service of process for the State Treasury, the State Treasury shall appoint without delay another such agent and provide prompt written notice to the Representatives of such appointment.  With respect to any such action in any court of the State of New York or any U.S. Federal court, in each case, in the Borough of Manhattan, the City of New York, service of process upon such person, as the authorized agent of the State Treasury for service of process, and written notice of such service to the State Treasury shall be deemed, in every respect, effective service of process upon the State Treasury.

(c)      Nothing in this Section 15 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

16.      English Documents.  All documents to be delivered under this Agreement by the State Treasury shall be in the English language or accompanied by a certified English translation.

17.     Miscellaneous.  (a) Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives named in Schedule I hereto on behalf of the Underwriters and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at the address set forth in Schedule I hereto.  Notices to the State Treasury shall be given to it at Ministry of Finance, ul. Swietokrzyska 12, 00-916 Warsaw, Poland (facsimile: +48 22 694 30 94); Attention: Director of Public Debt Department, Ministry of Finance.

(c)     Waiver of Immunity.  To the extent that the State Treasury, or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in respect thereof, from setoff or counterclaim, from the jurisdiction of any of the courts set forth in the first sentence of Section 15, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which the proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the State Treasury, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

(d)      Conversion of Currency.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase U.S. dollars with such other currency in New York City on the Business Day preceding that on which final judgment is given. The obligation of the State Treasury in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the State Treasury agrees, as a separate obligation and notwithstanding any judgment, to indemnify such Underwriter against such loss.

(e)     U.S. Tax Disclosure.  Notwithstanding anything herein to the contrary, each party hereto and purchasers of the Securities (and each employee, representative or other agent of such party or purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

The State Treasury of the Republic of Poland, Represented by the Minister of Finance

By:	/s/
Name
Title

Accepted:

[●],
[●] and
[●],

acting severally on behalf of themselves and the
several Underwriters listed in Schedule II hereto.

[●]

By:          __________________
Name:
Title:

[●]

By:          __________________
Name:
Title:

[●]

By:          __________________
Name:
Title:

SCHEDULE I

Representatives:	[●]

Underwriting Agreement dated:	[●]

Registration Statement No.:	333-[●]

Title of Securities:	[●]% Notes due [●] (the “Notes”)

Aggregate principal amount:	U.S.$[●]

Price to Public:	[●]% of the principal amount of the Notes, plus accrued interest, if any

Purchase Price:	U.S.$[●] ([●]% of the principal amount of the Notes), plus accrued interest, if any

Underwriting Discount:	U.S.$[●] ([●]% of the principal amount of the Notes)

Fiscal Agency Agreement:
Fiscal Agency Agreement dated as of [●] among the State Treasury, Citibank N.A., London, as Fiscal Agent, and Dexia Banque Internationale á Luxembourg société anonyme, as Luxembourg Listing and Paying Agent

Maturity:	[●]

Coupon:	[●]%

Interest Payment Dates:	[●] and [●]

Optional Redemption Provisions:	None

Sinking Fund Provisions:	None

Other Provisions:	None

Closing Date:	[●]

Closing Location:	Offices of [●]

Address for Notices to Representatives:	[●] [●] [●]

SCHEDULE II

Underwriter	Principal Amount of Notes To Be Purchased
[●]	U.S.$ [●]
[●]	[●]
[●]	[●]
Total	U.S.$ [●]

ANNEX A

Time of Sale Information

Final Term Sheet attached hereto as Exhibit I.

EXHIBIT 1 TO
ANNEX A

Filed pursuant to Rule 433
[●]

Relating to
Preliminary Prospectus Supplement dated [●] to
Registration Statement No. 333-[●]

THE STATE TREASURY OF THE REPUBLIC OF POLAND
Represented by the Minister of Finance

Pricing Term Sheet

Issuer:	The State Treasury of the Republic of Poland Represented by the Minister of Finance
Transaction:	Re-opening of the Issuer's [●]% Notes due [●]
Single Series:	The Notes as from their issue date will be fully fungible and consolidated to form a single series, with the existing U.S.$[●] [●]% Notes due [●]
Principal Amount:	U.S.$[●]
Maturity Date:	[●]
Coupon:	[●]%
Price to Public:	[●]% plus accrued interest, if any
Underwriting Discount:	[●]%
Proceeds to Issuer:	U.S.$[●] plus accrued interest, if any
Yield to Maturity:	[●]%
Spread to Benchmark Treasury:	[●] basis points
Spread to US 10 Year Swap:	[●] basis points
Benchmark Treasury:	[●]
Benchmark Treasury Yield:	[●]%
Interpolated US Swap Yield:	[●]%
Interest Payment Dates:	[●] and [●]
Pricing Date:	[●]
Settlement Date (T+5):	[●]
CUSIP / ISIN:	[●] / [●]
Denominations:	U.S.$[●] and integral multiples thereof
Day Count:	360-day year of twelve 30-day months
Joint Bookrunners:	[●], [●] and [●]
Ratings of the Republic of Poland:	[●] (Moody’s) / [●] (S&P)

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling

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 Citigroup Global Markets Inc. at +1 877 858 5407, Deutsche Bank Securities Inc. at +1 800 503 4611 or HSBC Bank plc at +44 20 7991 1422.

ANNEX B

[LEGAL OPINION OF THE DIRECTOR OF THE LEGAL DEPARTMENT OF
THE MINISTRY OF FINANCE OF THE REPUBLIC OF POLAND]

From:	The Director of Legal Department of the Ministry of Finance of the Republic of Poland

To:

[●]

[●]

and

[●]

As representatives of the
several underwriters listed
in Schedule II to the
Underwriting Agreement dated [●]
(the “Underwriting Agreement”)

Re:           The State Treasury of the Republic of Poland $[●] [●]% Notes due [●] (the “Securities”)

[●]

Dear Ladies and Gentlemen,

I have acted on behalf of the Minister of Finance representing the State Treasury of the Republic of Poland (the “State Treasury”) in connection with the documents identified in the Appendix to this Opinion (the “Documents”).  Other capitalized terms used in this Opinion and the Appendix hereto shall have the meanings ascribed to them in the Appendix or in the Documents.  I have examined originals of each of the Documents and such other documents as I have considered it necessary or desirable to examine in order to give this opinion.  I am of the opinion, subject to the reservations set out below, that:

(i)	insofar as Polish law governs the execution and delivery of the Underwriting Agreement, it has been duly authorized, executed and delivered by the State Treasury;

(ii)
the Securities have been duly and validly authorized, and, when issued and delivered pursuant to the Underwriting Agreement, insofar as Polish law governs the issue and delivery thereof, will have been duly and validly signed, issued and delivered;

(iii)	the Fiscal Agency Agreement has been duly authorized, and insofar as Polish law governs the execution and delivery thereof, duly executed and delivered by the State Treasury;

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(iv)
when issued, delivered and paid for by the Underwriters pursuant to the Underwriting Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, the Securities will constitute general and unsecured obligations of the State Treasury, and the full faith and credit of the Republic of Poland will be pledged for the due and punctual payment of the principal of, and interest on, the Securities and for the performance of all obligations of the State Treasury with respect thereto, and the Securities will rank pari passu in right of payment with all other present and future unsecured obligations of the Republic of Poland, except for such obligations as may be preferred by mandatory provisions of applicable law;

(v)
each of the State Treasury and the Republic of Poland is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the State Treasury of the Republic of Poland, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the State Treasury or the Republic of Poland is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the State Treasury or the Republic of Poland taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the State Treasury of all of the provisions of its obligations under the Securities, the Fiscal Agency Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any constitutional or treaty provision, convention, statute, other law, regulation, decree, court order or similar authority binding upon the State Treasury or the Republic of Poland, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the State Treasury or the Republic of Poland is a party or by which the State Treasury or the Republic of Poland is bound or to which any of the property or assets of the State Treasury or the Republic of Poland is subject; provided that for purposes of this paragraph all obligations arising prior to 1945 are excluded;

(vi)
all authorizations, approvals, waivers or consents of, and all registrations and qualifications with, any court or governmental agency, body or official of the Republic of Poland required for the execution and delivery of the Underwriting Agreement and the Fiscal Agency Agreement, the issuance of the Securities and for the performance by the State Treasury of its obligations thereunder have been obtained and are in full force and effect and all conditions contained therein (if any) required to be satisfied on or prior to the Closing Date have been duly satisfied, and except for the order of the Minister of Finance described in subsection (ii) of Section 5(i) of the Underwriting Agreement, no authorizations, approvals, consents, waivers, registrations or filings are required under the laws of the Republic of Poland to permit the purchase by the State Treasury of the U.S. dollars needed to pay the principal of and interest on the Securities;

(vii)
other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental investigations, actions, suits or proceedings pending or, to my knowledge, threatened or contemplated against or

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 affecting the Republic of Poland which, if determined adversely to the Republic of Poland, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic of Poland;

(viii)
the descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of the constitution, laws, statutes and regulations of the Republic of Poland or any subdivision thereof are accurate and complete in all material respects and fairly present the information purported to be shown;

(ix)
the waivers of immunity by the State Treasury contained in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities, the appointment of the process agents in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities and the consent by the State Treasury to the jurisdiction of the courts specified in the Underwriting Agreement, the Fiscal Agency Agreement and the terms and conditions of the Securities and the provision that the laws of the State of New York shall govern the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are (or, in the case of the Securities, will be, upon due signing, issue and delivery thereof) irrevocably binding on the State Treasury, except as described in the Prospectus under “Enforceability of Judgments”;

(x)
except as described in the Prospectus under “Enforceability of Judgments”, provided that the requirements set forth therein are met, and subject to the specific rules regarding execution of judgments against the State Treasury, any judgment against the State Treasury in relation to any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities in the courts specified in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities will be recognized in the courts of the Republic of Poland and, upon institution of an ordinary civil action to enforce such judgment, will be enforceable in the Republic of Poland;

(xi)
the Underwriting Agreement and the Fiscal Agency Agreement are, and the Securities, upon the due signing, issue and delivery thereof, will be in proper legal form under the laws of the Republic of Poland for the enforcement thereof in the Republic of Poland against the State Treasury and contain no provision which is contrary to the laws of the Republic of Poland or public policy of the Republic of Poland or which would not for any reason be upheld by the courts of the Republic of Poland;

(xii)
to ensure the legality, validity, enforceability or admissibility in evidence in the Republic of Poland of any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities or any other document or instrument be registered, recorded or filed with any court or other authority in the Republic of Poland or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities (except for court fees and taxes incurred in connection with enforcement proceedings);

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(xiii)
the Republic of Poland is a member of the International Monetary Fund (“IMF”), the European Bank for Reconstruction and Development and the European Investment Bank and is eligible to use the general resources of the IMF.

(xiv)
except as described in the Prospectus under “Taxation - Polish Tax Considerations” with respect to the possible application of Polish stamp tax, no stamp or similar taxes are payable under the laws of the Republic of Poland in connection with the issuance of the Securities or the execution and delivery of the Underwriting Agreement or the Fiscal Agency Agreement, and when issued, the Securities and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic of Poland and all payments on the Securities will be made by the State Treasury without withholding or deduction for or on account of any and all taxes, duties or other charges of whatsoever nature (including, without limitation, income taxes) imposed by the Republic of Poland or any subdivision or taxing authority thereof or therein having power to tax except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than merely by holding such Securities or receiving payments thereon, and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic of Poland or by any subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters hereunder solely by reason of entering into the Underwriting Agreement or receiving payments hereunder (except where such receipt is in connection with a trade or business carried out in the Republic of Poland);

(xv)	the issue of the Securities will not violate any monetary limit prescribed by Polish law including any limit prescribed by the Polish Constitution;

(xvi)
the Registration Statement, as amended, any preliminary prospectus supplement, and the Prospectus, and their filing with the Commission, have been duly authorized by the State Treasury and on behalf thereof and the Registration Statement has been duly executed by the State Treasury on behalf of the Republic of Poland; and

(xvii)
the appropriate officials in the Ministry of Finance have been apprised of the disclosure standards applicable to the offering described in the Underwriting Agreement and have reviewed the Registration Statement, Time of Sale Information and the Prospectus.  Based on such review, the results of which have been discussed with me, I confirm that, although I have not made an independent investigation or verification of the correctness and completeness of the information included in the Registration Statement, Time of Sale Information or the Prospectus, nothing has come to my attention that would lead me to believe that (i) (other than financial or statistical data included therein or omitted therefrom, as to which I express no opinion) the Registration Statement at the Effective Date (including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information at each Time of Sale, and on the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not

5

misleading or (iii) the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The reservations to which this opinion is subject are the following:

(1)	This opinion is expressed as to matters of Polish law and no opinion is expressed as to the laws of any other jurisdiction;

(2)	I assume the validity of each of the Underwriting Agreement, Fiscal Agency Agreement and the Securities under United States law;

(3)
With respect to item (x) above, I express the following opinion: In any proceedings taken in the Republic of Poland for the enforcement of the Documents, the choice of New York law as the governing law thereof will be recognized as valid and binding and a final and conclusive judgment against the State Treasury for the payment of a sum of money rendered by a court in any jurisdiction other than the Republic of Poland in legal proceedings arising out of or in connection with any of the Documents will be recognized by the courts of the Republic of Poland as a basis on which to approve enforcement of the said judgment against the State Treasury or its properties in the Republic of Poland, provided that reciprocity exists between the Republic of Poland and the country of jurisdiction where the foreign judgment was rendered and the relevant requirements set forth in Article 1150 section 1, Items 1 and 2 of the Polish Civil Procedure Code are met;

(4)
under the circumstances referred to in item (xii) above, if it is necessary to register the issue of the Securities with the appropriate Polish authority, it shall not affect the effectiveness of the obligations of the State Treasury in connection with the issue of Securities; and

(5)
I opine only as to the issues relating to proper legal form of the Documents and the Securities and the compliance thereof with the laws of the Republic of Poland, in each case for the purpose of the enforcement thereof in the Republic of Poland.

Any opinion contained herein insofar as it expressly relates to any Document or group of Documents may be relied upon only by the persons to whom this opinion is addressed. This opinion is not to be transmitted to anyone else nor is it to be relied upon by anyone else or used for any other purpose than that specified herein or quoted or referred to in any public document or filed with any one without our express consent.  You may, however, provide a copy of this opinion to [●].

Yours faithfully, ______________________________ Director of the Legal Department of the Ministry of Finance

6

Appendix

The “Documents” shall mean all or any of the following documents:

1.	Prospectus dated [●] and the Time of Sale Information dated [●], relating to the issue of the Securities.

2.	Underwriting Agreement dated [●] (the “Underwriting Agreement”) between the State Treasury and the Underwriters (as defined therein) relating to the subscription and offering of the Securities.

3.	Fiscal Agency Agreement dated [●] (the “Fiscal Agency Agreement”) between the State Treasury and Citibank N.A., London as Fiscal Agent in relation to the Securities.

4.           Form of the Global Note attached to the Fiscal Agency Agreement.

ANNEX C

[OPINION OF WHITE & CASE LLP, US COUNSEL FOR THE STATE TREASURY]

1.
The Registration Statement has been declared effective under the Securities Act and, so far as we are aware, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

2.
The Registration Statement, as of its most recent effective date and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement (other than financial or statistical data included therein or omitted therefrom, as to which we express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

3.
The statements in the Base Prospectus under the caption “Description of the Securities” and the Prospectus Supplement under the caption “Description of the Notes” are accurate in all material respects insofar as they purport to describe the Securities and certain provisions of the Fiscal Agency Agreement.

4.
The statements in the Prospectus under the caption “Taxation - United States Federal Income Taxation”, to the extent that they constitute statements of matters of United States federal income tax law or legal conclusions with respect thereto (subject to the qualifications set forth therein), are fair summaries of such matters in all material respects.

5.
Assuming the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto in accordance with applicable requirements of Polish law, the Fiscal Agency Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding agreement of the State Treasury, enforceable against the State Treasury in accordance with its terms, except as enforcement thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

6.
Assuming the Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto in accordance with applicable requirements of Polish law, the Underwriting Agreement has been duly authorized, executed and delivered by the State Treasury.

7.
Assuming the Securities have been duly authorized by the State Treasury in accordance with applicable requirements of Polish law, the Securities to be delivered on the date hereof, when duly executed, authenticated and issued in accordance with the terms of the Fiscal Agency Agreement, and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the State Treasury enforceable in accordance with their terms and will be entitled to the benefits provided by the Fiscal Agency Agreement, except as enforcement thereof may be limited by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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8.
The Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, under Section 304(a)(6) thereof and no indenture in respect of the Securities need be qualified under such Act.

9.
The waivers of immunity by the State Treasury contained in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities, the appointment of the process agent in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities and the consent by the State Treasury to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States as specified in the Underwriting Agreement, the Fiscal Agency Agreement and the terms and conditions of the Securities and the provision that the laws of the State of New York shall govern the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are (or, in the case of the Securities, will be, upon due execution, issue and delivery thereof) irrevocably binding on the State Treasury, except as described in the Prospectus under “Enforceability of Judgments” and save that we express no opinion as to whether a federal Court sitting in New York would have jurisdiction in a suit, action or proceeding against the State Treasury brought by one or more plaintiffs who are not United States nationals or residents.

To be delivered in a separate letter

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

●
the Registration Statement, as of its most recent effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

●
the Preliminary Prospectus and the Specified IFWPs as of [●] New York City time on [●], when taken together with the Final Term Sheet, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

●
the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to information of a statistical, accounting or financial nature purporting to be a statement made by an official person, or purporting to be a copy of or extract from a public official document, included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Final Term Sheet or the Prospectus.

ANNEX D

    [OPINION OF WHITE & CASE, W. DANIŁOWICZ, W. JURCEWICZ I WSPÓLNICY—KANCELARIA PRAWNA SPÓŁKA KOMANDYTOWA, POLISH COUNSEL FOR THE STATE TREASURY]

1.
Each of the Underwriting Agreement and the Fiscal Agency Agreement has been duly authorized, executed and delivered by the State Treasury and constitutes valid and binding instruments of the State Treasury.

2.
The Securities have been duly authorized by the State Treasury, and, when issued, delivered and paid for by the Underwriters pursuant to the Underwriting Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the State Treasury.

3.
When issued, delivered and paid for by the Underwriters pursuant to the Underwriting Agreement and authenticated by the Fiscal Agent pursuant to the Fiscal Agency Agreement, the Securities will constitute general and unsecured obligations of the State Treasury, and the full faith and credit of the Republic of Poland will be pledged for the due and punctual payment of the principal of, and interest on, the Securities and for the performance of all obligations of the State Treasury with respect thereto, and the Securities will rank pari passu in right of payment with all other present and future unsecured obligations of the Republic of Poland, except for such obligations as may be preferred by mandatory provisions of applicable law.

4.
To the best of our knowledge, the performance by the State Treasury of all of its obligations under the Underwriting Agreement, the Fiscal Agency Agreement and the Securities and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any constitutional or treaty provision, convention, statute, law, regulation, decree or similar authority binding upon the State Treasury, except for conflicts, breaches or defaults which individually or in the aggregate are not material to the State Treasury taken as a whole or to the holders of the Securities.

5.
All authorizations, approvals, waivers or consents of, and all registrations and qualifications with, any court or governmental agency, body or official of the Republic of Poland required for the execution and delivery of the Underwriting Agreement, the Fiscal Agency Agreement, the issuance of the Securities and the performance by the State Treasury of its obligations thereunder and in connection with the purchase and distribution of the Securities by the Underwriters have been obtained and are in full force and effect and all conditions contained therein, if any, required to be satisfied on or prior to the Closing Date have been duly satisfied, and no authorizations, approvals, consents, waivers, registrations or filings are required under the laws of the Republic of Poland to permit the purchase by the State Treasury of the United States dollars needed to pay the principal of and interest on the Securities; and all authorizations, approvals, consents, waivers, registrations or filings by the State Treasury have been obtained under the laws of the Republic of Poland in connection with the purchase and distribution of the Securities by the Underwriters.

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6.
The waivers of immunity by the State Treasury contained in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities, the appointment of the process agent in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities and the consent by the State Treasury to the jurisdiction of the courts specified in the Underwriting Agreement, the Fiscal Agency Agreement and the terms and conditions of the Securities and the provision that the laws of the State of New York shall govern the Underwriting Agreement, the Fiscal Agency Agreement and the Securities are (or, in the case of the Securities, will be, upon due execution, issue and delivery thereof) irrevocably binding on the State Treasury, except as described in the Prospectus under “Enforceability of Judgments”.

7.
Except as described in the Prospectus under “Enforceability of Judgments”, provided that the requirements set forth therein are met, and subject to the specific rules regarding execution of judgments against the State Treasury, any judgment against the State Treasury in relation to any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities in the courts specified in the Underwriting Agreement, the Fiscal Agency Agreement and the Securities will be recognized in the courts of the Republic of Poland and, upon institution of an ordinary civil action to enforce such judgment, will be enforceable in the Republic of Poland.

8.
The Underwriting Agreement and the Fiscal Agency Agreement are, and the Securities, upon the due execution, issue and delivery thereof, will be in proper legal form under the laws of the Republic of Poland for the enforcement thereof in the Republic of Poland against the State Treasury and contain no provision which is contrary to the laws of the Republic of Poland or, to the best of our knowledge, public policy of the Republic of Poland or which would not for any reason be upheld by the courts of the Republic of Poland.

9.
To ensure the legality, validity, enforceability or admissibility in evidence in the Republic of Poland of any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities or any other document or instrument be registered, recorded or filed with any court or other authority in the Republic of Poland or be notarized, or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of any of the Underwriting Agreement, the Fiscal Agency Agreement or the Securities (except for court fees and taxes incurred in connection with enforcement proceedings).

10.
Except as described in the Prospectus under “Taxation - Polish Tax Considerations” with respect to the possible application of Polish stamp tax, no stamp or similar taxes under the laws of the Republic of Poland are payable in connection with the issuance of the Securities or the execution and delivery of the Underwriting Agreement or the Fiscal Agency Agreement and when issued, the Securities and all payments thereon to non-Polish tax residents will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic of Poland and all payments on the Securities to non-Polish tax residents will be made by the State Treasury without withholding or deduction for or on account of any and all taxes, duties or other charges of whatsoever nature (including, without limitation, income taxes) imposed by the Republic

3

of Poland or any subdivision or authority thereof or therein having power to tax except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than merely by holding such Securities or receiving payments thereon, and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic of Poland or by any subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters under the Underwriting Agreement solely by reason of entering into the Underwriting Agreement or receiving payments thereunder (except where such receipt is in connection with a trade or business carried out in the Republic of Poland).

11.	The statements in the Prospectus under the caption “Taxation - Polish Tax Considerations” to the extent that they constitute statements of matters of Polish law or legal conclusions with respect thereto, are accurate in all material respects.